UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2008

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300

Huntington Beach, CA 92647

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 500-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) BJ’s Restaurants, Inc. (the “Company”) announced that, effective June 4, 2008, Jerry Deitchle, the Company’s current Chief Executive Officer and President, had been appointed as Chairman of the Board of the Company, replacing Paul Motenko and Jerry Hennessy, each of whom remains a Co-Founder, Vice President and member of the Board of Directors of the Company.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) On June 3, 2008, the Board of Directors of the Company adopted an amended and restated Code of Integrity, Ethics and Conduct. A copy of the revised Code of Integrity, Ethics and Conduct is available on the Company’s website at www.bjsrestaurants.com.

Item 8.01	Other Events.

On June 3, 2008, the Board of Directors of the Company modified its Board compensation policy to provide that the Lead Independent Director, a position currently held by Peter Bassi, will be entitled to receive an additional fee of $7,500 per year, payable quarterly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.

Date: June 9, 2008	By:	/s/ Gerald W. Deitchle
Gerald W. Deitchle,
Chief Executive Officer, President and Chairman

	By:	/s/ Gregory S. Levin
Gregory S. Levin, Executive Vice President and Chief Financial Officer